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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
      Date of Report (Date of earliest event reported): September 28, 2004

                         California Pizza Kitchen, Inc.
             (Exact name of registrant as specified in its charter)


         California                     000-31149                95-4040623
---------------------------------     -------------         --------------------
(State or other jurisdiction of        (Commission              (IRS Employer
incorporation or organization)         File Number)          Identification No.)

6053 West Century Boulevard, 11th Floor
Los Angeles, California                                         90045-6438
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(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code: (310) 342-5000

                                 Not Applicable
         ---------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 3 - Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

(b) On September 28, 2004, California Pizza Kitchen, Inc. (the "Company") notified The Nasdaq Stock Market, Inc. ("Nasdaq") that one of its independent directors, William C. Baker, had been elected to serve as Chairman of the Board and interim Chief Executive Officer of Callaway Golf Company ("Callaway"), a publicly-traded Delaware corporation. Mr. Baker assumed these roles following the unexpected resignation of Callaway's Chief Executive Officer. Richard L. Rosenfield, the Company's Co-Chairman of the Board, Co-President and Co-Chief Executive Officer, sits on the Compensation Committee of the Board of Directors of Callaway. As a result of Mr. Baker's service on the Company's Compensation Committee and Mr. Rosenfield's service on Callaway's Compensation Committee, Mr. Baker no longer qualifies as an independent director of California Pizza Kitchen under Nasdaq Marketplace Rule 4200(a)(15). As a result, the Company no longer had a majority of independent directors serving on its Board as required by Nasdaq Marketplace Rule 4350(c)(1) and was not in compliance with Nasdaq Marketplace Rule 4350(d)(2)(A) which requires listed companies to have an Audit Committee consisting of at least three members, all of whom are independent. Mr. Baker resigned as a member and the chairman of the Company's Audit Committee on September 29, 2004, thus affording the Company the ability to rely on Nasdaq Marketplace Rule 4350(d)(4) which provides a cure period to regain compliance until the Company's next annual shareholders' meeting or one year from the date of the event causing the failure to comply. The Company has already cured its failure to comply as discussed below.

On September 30, 2004, the Company's Board of Directors increased the size of the Board from six members to seven members as permitted under the Company's Bylaws. The Board appointed Dick Poladian to fill the vacancy and also elected Mr. Poladian to serve on the Company's Audit Committee, Nominating and Governance Committee, and Compensation Committee. Mr. Poladian meets the definition of independence under Nasdaq Marketplace Rule 4200(a)(15) and, upon his appointment, the Company regained full compliance with all applicable Nasdaq Marketplace Rules.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) William C. Baker resigned from his role as a member and the chairman of the Company's Audit Committee on September 29, 2004 following his change in status from an independent director to a non-independent director. Mr. Baker will remain a member of the Board of Directors.

(d) On September 30, 2004, the Company's Board of Directors increased the size of the Board from six members to seven members as permitted under the Company's Bylaws. The Board appointed Dick Poladian to fill the vacancy and also appointed Mr. Poladian as a member of the Company's Audit Committee, Nominating and Governance Committee, and Compensation Committee. Mr. Poladian is the Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Lowe Enterprises, Inc. Prior to joining Lowe Enterprises in 2002, Mr. Poladian has been with Arthur Andersen from 1974 to 2002. Mr. Poladian last served as a Global Management Partner responsible for all services to one of Andersen's Global 1000 clients. A copy of the Company's press release dated October 1, 2004 announcing the appointment of Mr. Poladian is attached as Exhibit 99.1.

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Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

  Exhibit                                Description
------------    ----------------------------------------------------------------

    99.1 Press Release dated October 1, 2004 entitled: "Dick Poladian Is Elected To California Pizza Kitchen Board of Directors."

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


October 1, 2004                                   California Pizza Kitchen, Inc.
                                                  a California corporation

                                                  By: /s/ Richard L. Rosenfield
                                                      --------------------------
                                                      Co-Chief Executive Officer

                                                  By: /s/ Larry S. Flax
                                                      --------------------------
                                                      Co-Chief Executive Officer

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EXHIBIT INDEX

  Exhibit                                Description
-----------     ----------------------------------------------------------------

    99.1 Press Release dated October 1, 2004 entitled: "Dick Poladian Is Elected To California Pizza Kitchen Board of Directors."